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                                                                   Exhibit 5.1




                         [Letterhead of Crowe & Dunlevy]


                                  September 2, 1997



Louis Dreyfus Natural Gas Corp.
14000 Quail Springs Parkway, Suite 600
Oklahoma City, Oklahoma   73134

Gentlemen:

     We have acted as counsel to Louis Dreyfus Natural Gas Corp., an Oklahoma corporation (the "Company"), in connection with the Agreement and Plan of Reorganization dated as of June 24, 1997, as amended (the "Merger Agreement"), by and between the Company and American Exploration Company, a Delaware corporation ("American"), providing, among other things, for the merger of American with and into Merger Sub (the "Merger"). Pursuant to the Merger Agreement, upon consummation of the Merger, (i) the Company will issue shares of Common Stock, par value $0.01 per share (the "Common Stock"), and make a payment of cash in exchange for all of the outstanding shares of common stock of American, par value $0.05 per share, (ii) the Company will issue shares of $450 Cumulative Convertible Preferred Stock, par value $0.01 per share ("Preferred Stock"), in exchange for all of the outstanding shares of preferred stock of American, and (iii) the Company will issue depositary shares ("Depositary Shares"), each representing a 1/200 interest in a share of Preferred Stock, in exchange for all outstanding depositary shares of American.

     We have also acted as counsel to the Company in connection with the Company's Registration Statement on Form S-4 concurrently being filed with the Securities and Exchange Commission (the "Registration Statement") relating to the Common Stock, Preferred Stock and Depositary Shares to be issued by the Company in connection with the Merger.

     We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions set forth below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to the original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to such opinions, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers of the Company and upon documents, records and instruments furnished to us by the Company, without independent verification of their accuracy.

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Louis Dreyfus Natural Gas Corp.
September 2, 1997
Page 2


     Based upon such examination and representations, we advise you that, in our opinion:

     A. Subject to approval of the Merger by the stockholders of the Company, the shares of Common Stock which are to be issued and delivered by the Company as contemplated by the Merger Agreement have been duly and validly authorized by the Company and, when issued and delivered by the Company as contemplated by the Merger Agreement, will be validly issued, fully paid and nonassessable.

     B.   Subject to approval of the Merger by the stockholders of the Company,
(i) the shares of Preferred Stock which are to be issued and delivered by the Company as contemplated by the Merger Agreement have been duly and validly authorized by the Company and, upon proper filing with the Secretary of State of the State of Oklahoma of a Certificate of Designation relating to the Preferred Stock (the "Certificate of Designation") as described in the Registration Statement and the issuance and delivery of the Preferred Stock as contemplated by the Merger Agreement, will be validly issued, fully paid and nonassessable and (ii) the shares of Common Stock issuable upon conversion of the Preferred Stock, upon delivery thereof in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable.

     C. Subject to approval of the Merger by the stockholders of the Company, when depositary receipts evidencing the Depositary Shares have been duly issued by the depositary pursuant to the Deposit Agreement described in the Registration Statement, the Depositary Shares will be legally issued, valid and binding obligations of the Company entitled to the benefits of the Deposit Agreement.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus contained therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       CROWE & DUNLEVY,
                                       A Professional Corporation


                                       By:   /s/  J. BRADFORD HAMMOND
                                          ---------------------------------
                                          J. Bradford Hammond